                                                                     Exhibit 4.5

                               AMCOMP INCORPORATED
                              701 U.S. Highway One
                                    Suite 200
                         North Palm Beach, Florida 33408

                               PLAN AND AGREEMENT

                                                              [Date]

To:      [Name]
         c/o AmCOMP Incorporated
         701 U.S. Highway One
         North Palm Beach, Florida  33408

         1.     We are  pleased  to inform you that on  __________,the  Board of
Directors (the "Board") of AmCOMP  Incorporated  (the "Company")  granted you an incentive stock option (the "Option"),  which Option became effective today upon effectiveness of the initial public offering of the Company's common stock, $.01 par value (the "Common  Stock"),  to purchase a maximum of ______  shares of the
Common  Stock,  at a price equal to the  initial  public  offering  price of the
Common  Stock,  which will be equal to the fair market value of the Common Stock at that date.  As provided in Section  422(d) of the  Internal  Revenue  Code of
1986,  as amended (the  "Code"),  to the extent that the  aggregate  fair market value of the Common  Stock with respect to which the Option is  exercisable  for the first time during any calendar  year exceeds  $100,000,  the Option shall be treated as a non-qualified  option. The shares of Common Stock to be issued upon exercise of the Option are referred to hereinafter as the "Shares."

         2.     On or prior to __________ (on which date the Option will, to the extent not previously  exercised,  expire), the Option may be exercised in whole or in part,  at any time and from  time to time,  as  follows:  (i) as to ______
Shares, on or after __________;  (ii) as to a further ______ Shares, on or after
__________;  (iii) as to a further ______ Shares,  on or after  __________;  and
(iv) as to the remaining ______ Shares, on or after __________.

         3.     You must  purchase a minimum of 100 Shares  each time you choose to purchase Shares, except to purchase the remaining Shares available to you.

         4.     The Option is not transferable  otherwise than by will or by the applicable laws of descent and  distribution  and may be exercised,  during your lifetime, only by you.

         5.     In the event of your death,  the Option may be exercised by your personal representative or representatives,  or by the person or persons to whom your rights  under the Option  shall pass by will or by the  applicable  laws of descent  and  distribution,  at any  time  prior  to the  earlier  of the  first anniversary of the date of your death or the expiration of the Option.

         6.     If your  employment  with the  Company  terminates  by reason of disability,  the  Option  may  thereafter  be  exercised,  to the  extent it was exercisable at the time of termination due to disability (or on such accelerated basis as the Board shall determine at or after grant),  for a period of one year after such termination or until the expiration of the stated term of the Option, whichever  period is shorter.  The term disability as used herein shall have the meaning set forth in the __________,  dated __________,  between the Company and you. If there is no  employment  agreement  between you and the Company  then in effect,  the term  disability  shall have the meaning  given it in any long-term disability plan of the Company,  or if the Company  maintains no such plan, such term shall mean your inability to engage in any substantial  gainful activity by reason of a physical or mental  impairment  that can  reasonably  be expected to result in death or that has lasted or can  reasonably  be expected to last for a continuous  period  of not less  than 180  days;  provided,  that  when  used in connection with the exercise of the Option following  termination of employment, such term shall mean a disability  within the meaning of Section 22(e)(3) of the
Code.

         7.     If you shall voluntarily  retire or quit your employment without the written  consent of the  Company,  or if the Company  shall  terminate  your employment  for cause  (as such  term is  defined  in any  employment  agreement between  the Company or any  Subsidiary  and you as from time to time in effect, or, if no such  agreement is in effect,  as determined by the Board of Directors of the Company), the Option shall forthwith terminate.  If you shall voluntarily retire or quit your  employment  with the  written  consent of the Company or if your employment shall have been terminated by the Company for reasons other than cause, you may (unless the Option shall have previously  expired pursuant to the provisions hereof) exercise the Option at any time prior to the earlier of three months after  termination of employment or the expiration of the Option,  to the extent of the number of Shares  subject to the Option that were  purchasable  by you on the date of  termination  of your  employment.  The  Option  shall not be affected by any change of  employment  so long as you continue to be an employee of the Company or any Subsidiary.

         8.     (a)     In the event of (i) a merger or  consolidation  in which
the  Company  is  not  the  surviving   corporation  (other  than  a  merger  or
consolidation with a wholly-owned  subsidiary,  a reincorporation of the Company in a  different  jurisdiction,  or  other  transaction  in  which  there  is  no substantial change in the stockholders of the Company),  (ii) the sale of all or substantially  all of the  assets of the  Company,  or (iii)  any other  merger, consolidation, acquisition of property or stock, separation or reorganization of or from the Company wherein the stockholders of the Company give up all of their equity interest in the Company, except for the acquisition,  sale or transfer of all or substantially  all of the outstanding  shares of the Company (each of the foregoing,  a  "Corporate  Transaction"),  the  Option  shall be  assumed by the successor  corporation,  which  assumption  shall  be  binding  on  you.  In the alternative,  the successor  corporation  may substitute  equivalent  options or
provide   substantially   similar  consideration  to  you  as  was  provided  to
stockholders  in the  Corporate  Transaction  (after  taking  into  account  the existing  provisions of the Option).  Should the successor  corporation  fail to assume the  Option or to  substitute  an  equivalent  option or provide  similar consideration,  the vesting of the Option shall be  accelerated  in full and the
Option shall become  immediately  exercisable  and the Option shall terminate if not exercised at or prior to the Corporate  Transaction.  If the exercise of the foregoing  right  by you  would  be  deemed  to  result  in a  violation  of the provisions of Section 422 of the Code, then,  without further act on the part of the Board you, such Option shall be deemed a non-qualified  option to the extent necessary to avoid any such violation.

         (b)    The  existence  of the  Option  shall not  affect in any way the right or power of the Company or its  stockholders  to make or authorize  any or all  adjustments,  recapitalizations,  reorganizations  or other  changes in the
Company's capital  structure or its business,  or any merger or consolidation of

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the Company,  or any issuance of Common Stock or subscription rights thereto, or any  merger  or  consolidation  of  the  Company,  or  any  issuance  of  bonds, debentures, preferred or prior preference stock ahead of or affecting the Common
Stock or the rights  thereof,  or the dissolution or liquidation of the Company, or any sale or  transfer  of all or any part of its assets or  business,  or any other corporate act or proceeding,  whether of a similar character or otherwise;
provided,  however, that if the outstanding Common Stock or the number of shares thereof  outstanding  shall  at  any  time  be  changed  or  exchanged  by or in connection with a stock dividend,  stock split,  reverse split or combination of shares,  recapitalization,  or similar  change in the capital  structure  of the
Company without consideration,  or if a substantial portion of the assets of the
Company is distributed to the stockholders of the Company without  consideration in a spin-off or other similar transaction,  the number and kind of Common Stock subject to this Plan and Agreement and subject to the Option granted  hereunder, and the  Option  price,  shall be  appropriately  and  equitably  adjusted.  The adjustments  described  above  will be made only to the extent  consistent  with continued qualification of the Option under Section 422 of the Code (in the case of an  incentive  stock  option) and Section  409A of the Code (in the case of a non-qualified stock option).

         (c)    Adjustments  under  this  Section  8 shall be made by the  Board whose  determination  as to what  adjustments,  if any,  shall be made,  and the extent thereof, shall be final.

         9.     The  Company  may  establish,  from  time to  time,  appropriate procedures to provide for payment or  withholding  of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of the Option.  The Company may also establish,  from time to time,  appropriate procedures  to ensure that the Company  receives  prompt advice  concerning  the occurrence of any event that may create,  or affect the timing or amount of, any obligation  to pay or withhold any such taxes or that may make  available to the
Company any tax deduction  resulting from the occurrence of such event,  and you will comply with all such procedures so established.

         10.    Unless at the time of the exercise of the Option (or any portion thereof) a registration  statement  under the Securities Act of 1933, as amended
(the  "Act"),  is in effect as to the Shares  then being  purchased,  any Shares purchased  by you  upon  the  exercise  of the  Option  shall  be  acquired  for investment  and not for sale or  distribution,  and if the Company so  requests, upon any  exercise  of the  Option,  in whole or in part,  you will  execute and deliver to the Company a  certificate  to such effect.  The Company shall not be obligated  to issue any Shares  pursuant to  exercise  of the Option,  if in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise  qualified  under the Act or under any other  applicable statute,  regulation or ordinance  affecting the sale of securities,  unless and until such Shares have been so registered or otherwise qualified.

         11.    You understand and acknowledge  that, under existing law, unless at the time of the exercise of the Option,  a registration  statement  under the
Act is in effect as to Shares so issuable  (i) any Shares  purchased by you upon exercise  of the Option may be  required  to be held  indefinitely,  unless such
Shares  are  subsequently  registered  under the Act or an  exemption  from such registration  is available;  (ii) any sales of such Shares made in reliance upon
Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which,  under certain  circumstances,  restrict the number of shares  which may be sold and the manner in which shares may be sold);

                                       3

(iii) in the case of securities to which Rule 144 is not applicable,  compliance with Regulation A promulgated  under the Act or some other disclosure  exemption will be required;  (iv)  certificates  for Shares to be issued to you  hereunder shall bear a legend to the effect that the Shares have not been registered under the Act  and  that  the  Shares  may  not be  sold,  hypothecated  or  otherwise transferred in the absence of an effective  registration statement under the Act relating thereto or an opinion of counsel  satisfactory to the Company that such registration  is not required;  (v) the Company will place an appropriate  "stop transfer"  order with its transfer  agent with respect to such Shares;  and (vi)
except as  hereinafter  provided,  the Company has  undertaken  no obligation to register the Shares or to include the Shares in any registration  statement that may be filed by it subsequent to the issuance of the Shares to you.

         12.    The Option (or any  installment  thereof) is to be  exercised by delivering  to the Company a written  notice of  exercise  in the form  attached hereto as Exhibit A,  specifying the number of Shares to be purchased,  together with payment of the purchase  price of the Shares to be purchased.  The purchase price is to be paid (i) in cash,  (ii) with the prior  consent of the Board,  by delivering to the Company shares of Common Stock already owned by you and having a fair market value on the date of exercise  equal to the exercise  price of the
Option,  (iii)  through  your  written  election to have Shares  withheld by the
Company  from the Shares  otherwise to be received,  with such  withheld  Shares having an  aggregate  fair  market  value on the date of  exercise  equal to the exercise of the Option, or (iv) a combination of the foregoing methods.  For the purposes of this Agreement,  fair market value shall be determined in accordance with the provisions of the Company's 2005 Stock Option Plan.

         13. If you make a disposition,  within the meaning of Section 424(c)
of the Code and regulations promulgated thereunder,  of any Shares issued to you upon exercise of the Option within the two-year period  commencing on __________
or within a one-year period  commencing on the day after the date of transfer to you of the Shares upon exercise of such Option, you shall,  within 10 days after such disposition, notify the Company thereof.

         14.    It is the  intention  of the Board that this Plan and  Agreement comply  strictly  with the  provisions  of Section 409A of the Code and Treasury
Regulations and other Internal Revenue Service guidance  promulgated  thereunder
(the "Section 409A Rules").  This Plan and Agreement may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

         15.    The Board may amend the terms of the  Option,  prospectively  or retroactively,  but no such  amendment  shall  impair your rights  without  your consent,  and no such amendment shall,  without the approval of the stockholders of the Company,  effectuate a change for which stockholder  approval is required in order for the Plan to continue to qualify  for the award of  incentive  stock options  under  Section  422 of the Code,  or as may be required  under  Section
162(m) of the Code.

         16.    The laws of the State of  Delaware  shall  govern all  questions concerning  the  construction,  validity  and  interpretation  of the  Plan  and
Agreement, without regard to such State's choice of law rules.

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                Would you kindly evidence your acceptance of the Option and your agreement to comply with the  provisions  hereof by executing  this letter under the words "Agreed To and Accepted."

                                              Very truly yours,

                                              AMCOMP INCORPORATED

                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

AGREED TO AND ACCEPTED:

------------------------

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                                    EXHIBIT A

AmCOMP Incorporated
701 U.S. Highway One
North Palm Beach, Florida 33408

Gentlemen:

                Notice is hereby  given of my election to purchase  _____ shares of Common Stock,  $.01 par value (the "Shares"),  of AmCOMP  Incorporated,  at a price equal to the initial public  offering price of the Common Stock,  pursuant to the provisions of the stock option  granted to me on  __________.  I elect to pay for the Shares as follows:

                | |     by delivery of my check in the amount of $________.

                | |     by delivery of ______  Shares having a fair market value
                        of $__________, consent of the Board of Directors of the
                        Company having been obtained previously.

                | |     by my election  to have  Shares  withheld by the Company
                        from the  Shares  otherwise  to be  received,  with such
                        withheld Shares having an aggregate fair market value on
                        the date of exercise equal to the purchase price.

                The  following  information  is supplied  for use in issuing and registering the Shares purchased hereby:

                Number of Certificates and
                  Denominations
                                             -----------------------------------
                Name
                                             -----------------------------------
                Address
                                             -----------------------------------

                Social Security Number
                                             -----------------------------------

Dated:_______________, 20__

                                             Very truly yours,

                                             -----------------------------------